HERLEY INDUSTRIES, INC.
                                AND SUBSIDIARIES

                                   Exhibit 11

                        COMPUTATION OF PER SHARE EARNINGS

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

                                                                         Thirteen weeks ended
                                                                   ------------------------------------------
                                                              May 4, 1997                    April 28, 1996
                                                            ---------------                ------------------
                                                          Primary     Fully Diluted     Primary     Fully Diluted
                                                        -----------   -------------   -----------   -------------
Net Income                                              $ 1,450,567    $ 1,450,567    $   777,477    $   777,477
                                                        ===========    ===========    ===========    ===========

Weighted average shares outstanding:
      Shares outstanding from beginning of period         3,115,846      3,115,846      2,802,274      2,802,274
      Shares issued for options exercised                    71,942         71,942         11,326         11,326
      Treasury shares acquired                              (57,765)       (57,765)       (16,608)       (16,608)
      Common equivalents - options and warrants             383,061        383,061        222,116        222,116
      Common equivalents - using period end price              --             --             --          137,794
                                                        -----------    -----------    -----------    -----------
Weighted average  common and common
      equivalent shares outstanding                       3,513,084      3,513,084      3,019,108      3,156,902
                                                        ===========    ===========    ===========    ===========

Earnings per common and
      common equivalent share:                          $       .41    $       .41    $       .26    $       .25
                                                        ===========    ===========    ===========    ===========


                                                             Forty weeks ended          Thirty-nine weeks ended
                                                                 May 4, 1997                April 28, 1996
                                                             -----------------          -----------------------
                                                          Primary     Fully Diluted     Primary    Fully Diluted
                                                        -----------   -------------    ----------  -------------
Adjustment of net income:
      Net Income                                        $ 3,101,874    $ 3,101,874    $ 2,830,457    $ 2,830,457
      Add elimination of interest, net of tax
         benefit, under the modified treasury
         stock method                                          --             --           77,222           --
                                                        -----------    -----------    -----------    -----------
      Adjusted net income                               $ 3,101,874    $ 3,101,874    $ 2,907,679    $ 2,830,457
                                                        ===========    ===========    ===========    ===========

Weighted average shares outstanding:
      Shares outstanding from beginning of period         2,936,122      2,936,122      3,015,988      3,015,988
      Shares issued for options exercised                   213,690        213,690          3,775          3,775
      Treasury shares acquired                              (95,240)       (95,240)      (200,122)      (200,122)
      Common equivalents - options and warrants             481,016        481,016        548,063        548,063
      Common equivalents - using period end price              --             --             --           53,567
                                                        -----------    -----------    -----------    -----------
Weighted average  common and common
      equivalent shares outstanding                       3,535,588      3,535,588      3,367,704      3,421,271
                                                        ===========    ===========    ===========    ===========

Earnings per common and
      common equivalent share:                          $       .88    $       .88    $       .86    $       .83
                                                        ===========    ===========    ===========    ===========
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